Exhibit 99.1
FOR IMMEDIATE RELEASE
VERMILLION ADDS PETER S. RODDY TO BOARD
AND PROVIDES CORPORATE UPDATE
Vermillion and Quest Diagnostics Confirm March Launch of OVA1™ Test
FREMONT, CA, February 18, 2010/PR Newswire-First Call/ —Vermillion, Inc.(VRML.PK), a molecular diagnostics company, today announced that Peter S. Roddy has been elected to its Board of Directors and provided a corporate update.
Peter S. Roddy, currently Vice President and Chief Financial officer of Pain Therapeutics, Inc. will chair Vermillion’s Audit Committee. “Peter has demonstrated excellence in financial management within the pharmaceutical and biotech arena,” said Gail S. Page, the Company’s Chief Executive Officer. “His knowledge of our industry combined with his financial acumen will support Vermillion’s commercialization of OVA1™.” Prior to his position at Pain Therapeutics, Peter was Senior Vice President Finance and CFO of COR Therapeutics, Inc. He previously held finance positions at MCM Laboratories, Inc., Hewlett-Packard and Price Waterhouse & Company. Peter is currently a member of the Board of Directors of the Association of Bioscience Financial Officers for which he was past president. He received his Bachelor of Science, Accounting from the University of California, Berkeley.
Additionally, Vermillion announced:
•	Vermillion and Quest Diagnostics confirmed they are on track to launch OVA1™ in March 2010. The company plans to provide more detail at the time of commercialization.

•	Vermillion announced that collaborators will be making the following oral presentations regarding OVA1™ at the following scientific conferences
o	Society of Gynecologic Oncologists (March 14-17, 2010)
■	The OVA1 Test Improves the Preoperative Assessment of Ovarian Tumors

■	A Multi Institutional Evaluation of ACOG and SGO Referral Guidelines for an Ovarian Mass
o	American Association for Cancer Research (April 17-21, 2010)
■	OVA1: An In Vitro Diagnostics Multivariate Index Assay for Preoperative Assessment of Ovarian Tumors
•	Vermillion will be attending the following investor conferences
•	Lazard Capital Markets Medical Technology Conference : February 24-26, 2010

•	RBC Capital Markets Healthcare Conference: March 2-3, 2010

•	Roth Capital OC Growth Stock Conference: March 15-17, 2010

About Vermillion
Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic tests that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in oncology, hematology, cardiology and women’s health. Vermillion is based in Fremont, California. Additional information about Vermillion can be found on the Web at www.vermillion.com.
About OVA1™
OVA1™ is a qualitative serum test that combines the results of five immunoassays into a single numerical score. It is indicated for women who meet the following criteria: over age 18, ovarian adnexal mass present for which surgery is planned, and not yet referred to an oncologist. The test utilizes five well-established biomarkers — Transthyretin (TT or prealbumin), Apolipoprotein A-1 (Apo A-1), b2-Microglobulin ( b 2M), Transferrin (Tfr) and Cancer Antigen 125 (CA 125 II) — and a proprietary FDA-cleared software device to determine the likelihood of malignancy in women with pelvic mass for whom surgery is planned. OVA1™ is a trademark of Vermillion Inc.
Forward-Looking Statement
Certain matters discussed in this press release contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. There are no guarantees that Vermillion will succeed in its efforts to commercialize ovarian cancer or OVA1™ diagnostics products in 2010 or during any other period of time. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty in obtaining intellectual property protection for inventions made by Vermillion; (2) unproven ability of Vermillion to develop, and commercialize diagnostic products based on findings from its disease association studies; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of market acceptance of its OVA1™ diagnostic test or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payers such as private insurance companies and government insurance plans; (5) uncertainty that Vermillion will successfully license or otherwise successfully partner with third parties to commercialize its products; (6) uncertainty whether the trading in Vermillion’s stock will become significantly less liquid or Vermillion’s ability to relist its shares on the NASDAQ Global Market or on other national securities exchange; and (7) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of this report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.
Media Contact: Jill Totenberg
(212) 994 -7363 Office
(917) 697-6900 Cell